Exhibit 99.1

Press Release — For Immediate Release
October 25, 2023

Penns Woods Bancorp, Inc. Reports Third Quarter 2023 Earnings

Williamsport, PA — October 25, 2023 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $11.1 million for the nine months ended September 30, 2023, resulting in basic and diluted earnings per share of $1.56 and $1.53.

Highlights

•Net income, as reported under GAAP, for the three and nine months ended September 30, 2023 was $2.2 million and $11.1 million, compared to $5.3 million and $12.9 million for the same periods of 2022. Results for the three and nine months ended September 30, 2023 compared to 2022 were impacted by a decrease in net interest income of $2.2 million and $1.2 million as interest expense increased significantly due to the velocity and magnitude of the rate increases enacted by the Federal Open Market Committee ("FOMC"). In addition, results were impacted by a decrease in after-tax securities losses of $77,000 (from a loss of $167,000 to a loss of $90,000) for the three month period and a decrease in after-tax securities losses of $106,000 (from a loss of $258,000 to a loss of $152,000) for the nine month period. Bank-owned life insurance income increased due to a gain on death benefit of $380,000 during the nine months ended September 30, 2023, while an after-tax loss of $201,000 related to a branch closure negatively impacted the nine months ended September 30, 2022.

•The provision for credit losses increased $537,000 for the three months ended September 30, 2023 and decreased $1.1 million for the nine months ended September 30, 2023 due to a provision of $1.4 million and $263,000, respectively, for the 2023 periods compared to a provision of $835,000 and $1.3 million for the 2022 periods. The decrease for the nine month periods was due primarily to a recovery on a commercial loan during the second quarter of 2023. The increase in the provision for credit losses for the 2023 three month period was due primarily to loan portfolio growth as loan portfolio credit metrics continue to improve and loan net charge-offs remain at a low level.

•Basic earnings per share for the three and nine months ended September 30, 2023 were $0.31 and $1.56, while the diluted earnings per share were $0.31 and $1.53 for the periods. Basic and diluted earnings per share for the three and nine months ended September 30, 2022 were $0.74 and $1.83.

•Annualized return on average assets was 0.41% for three months ended September 30, 2023, compared to 1.09% for the corresponding period of 2022. Annualized return on average assets was 0.70% for the nine months ended September 30, 2023, compared to 0.89% for the corresponding period of 2022.

•Annualized return on average equity was 5.06% for the three months ended September 30, 2023, compared to 12.61% for the corresponding period of 2022. Annualized return on average equity was 8.58% for the nine months ended September 30, 2023, compared to 10.48% for the corresponding period of 2022.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $2.3 million and $11.2 million for the three and nine months ended September 30, 2023 compared to $5.4 million and $13.2 million for the same periods of 2022. Basic core earnings per share for the three and nine months ended September 30, 2023 was $0.33 and $1.59, while the diluted core earnings per share was $0.32 and $1.55, compared to $0.77 and $1.87 basic and diluted core earnings per share for the same periods of 2022. Annualized core return on average assets and core return on average equity were 0.43% and 5.26% for the three months ended September 30, 2023, compared to 1.12% and 13.02% for the corresponding periods of 2022. Core return on average assets and core return on average equity were 0.71% and 8.69% for the nine months ended September 30, 2023 compared to 0.91% and 10.69% for the corresponding periods of 2022. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and nine months ended September 30, 2023 was 2.65% and 2.82%, compared to 3.47% and 3.17% for the corresponding periods of 2022. The decrease in the net interest margin for the three and nine month periods was driven by an increase in the rate paid on interest-bearing liabilities of 239 and 189 basis points ("bps"), respectively. The FOMC rate increases during 2022 and 2023 contributed to the increases in rate paid on interest-bearing liabilities as the rate paid on short-term borrowings increased 429 bps and 467 bps for the three and nine month periods ended September 30, 2023 compared to the same periods of 2022. Short-term borrowings increased in volume and rate paid as this funding source was utilized to provide funding for the growth in the loan portfolio, resulting in an increase of $2.4 million and $6.1 million in expense for the three and nine month periods ended September 30, 2023 compared to the same periods of 2022. The rate paid on interest-bearing deposits increased 207 and 154 bps for the three and nine month periods ended September 30, 2023 compared to the corresponding periods of 2022 due to the FOMC rate actions and an increase in competition for deposits. The rates paid on time deposits significantly contributed to the increase in funding costs as rates paid for the three and nine month periods ended September 30, 2023 compared to the same periods of 2022 increased 328 bps and 259 bps, respectively, as deposit gathering campaigns initiated in the latter part of 2022 continued throughout 2023. In addition, brokered deposits have been utilized to assist with the funding of the loan portfolio growth and contributed to the increase in time deposit funding costs. Partially offsetting the increase in funding cost was an increase in the yield on interest-earning assets and growth in the average balance of the earning asset portfolio compared to the same periods in 2022. The average loan portfolio balance increased $276.8 million and $278.2 million for the three and nine month periods, respectively, as the average yield on the portfolio increased 87 and 76 bps for the same periods. The three and nine month periods ended September 30, 2023 were impacted by an increase of 113 and 101 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates.

Assets

Total assets increased to $2.2 billion at September 30, 2023, an increase of $271.4 million compared to September 30, 2022.  Net loans increased $260.1 million to $1.8 billion at September 30, 2023 compared to September 30, 2022, as an emphasis was placed on commercial loan growth coupled with growth in indirect auto lending. The investment portfolio increased $7.2 million from September 30, 2022 to September 30, 2023 as restricted investment in bank stock increased $10.8 million resulting from the requirement to hold additional stock in the Federal Home Loan Bank of Pittsburgh ("FHLB") due to an increase in the level of borrowings from the FHLB. The increase in total borrowings of $277.7 million to $411.4 million at September 30, 2023 was utilized to provide funding for the growth in the loan portfolio.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.20% at September 30, 2023 from 0.37% at September 30, 2022, as non-performing loans decreased to $3.7 million at September 30, 2023 from $5.7 million at September 30, 2022. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan recoveries of $316,000 for the nine months ended September 30, 2023 impacted the allowance for credit losses, which was 0.71% of total loans at September 30, 2023 compared to 0.97% at September 30, 2022 (prior to the adoption of CECL).

Deposits

Deposits decreased $23.1 million to $1.6 billion at September 30, 2023 compared to September 30, 2022. Noninterest-bearing deposits decreased $65.9 million to $471.5 million at September 30, 2023 compared to September 30, 2022.  Core deposits declined as deposits migrated from core deposit accounts into time deposits as market rates increased due to the FOMC rate increases and increased competition for deposits. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Interest-bearing deposits increased $42.7 million from September 30, 2022 to September 30, 2023 primarily due to increased utilization of brokered deposits of $101.2 million as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months commenced during the latter part of 2022 and has continued during the first nine months of 2023 with current efforts centered on five to twelve months.

Shareholders’ Equity

Shareholders’ equity increased $10.1 million to $174.5 million at September 30, 2023 compared to September 30, 2022.  During the three months ended September 30, 2023 the Company sold 34,411 shares of common stock, for net proceeds of $752,000, in a registered at-the-market offering. An additional 8,349 shares for net proceeds of $200,000 were issued as part of the Dividend Reinvestment Plan during the three months ended September 30, 2023. Accumulated other comprehensive loss of $14.9 million at September 30, 2023 increased from a loss of $14.6 million at September 30, 2022 as a result of a $10.9 million net unrealized loss on available for sale securities at September 30, 2023 compared to an unrealized loss of $11.1 million at September 30, 2022 coupled with an increase in loss of $607,000 in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $24.55 at September 30, 2023 compared to $23.32 at September 30, 2022, and an equity to asset ratio of 8.02% at September 30, 2023 and 8.63% at September 30, 2022. Dividends declared for the nine months ended September 30, 2023 and 2022 were $0.96 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change
ASSETS:
Noninterest-bearing balances	$26,651	$24,418	9.14%
Interest-bearing balances in other financial institutions	8,939	12,444	(28.17)%
Total cash and cash equivalents	35,590	36,862	(3.45)%

Investment debt securities, available for sale, at fair value	184,667	188,196	(1.88)%
Investment equity securities, at fair value	1,072	1,130	(5.13)%
Restricted investment in bank stock, at fair value	25,289	14,539	73.94%
Loans held for sale	4,083	2,485	64.31%
Loans	1,818,461	1,560,700	16.52%
Allowance for credit losses	(12,890)	(15,211)	(15.26)%
Loans, net	1,805,571	1,545,489	16.83%
Premises and equipment, net	30,746	32,227	(4.60)%
Accrued interest receivable	10,500	8,647	21.43%
Bank-owned life insurance	33,695	34,288	(1.73)%
Investment in limited partnerships	8,275	4,771	73.44%
Goodwill	16,450	17,104	(3.82)%
Intangibles	235	361	(34.90)%
Operating lease right of use asset	2,562	2,699	(5.08)%
Deferred tax asset	6,961	7,187	(3.14)%
Other assets	10,772	9,131	17.97%
TOTAL ASSETS	$2,176,468	$1,905,116	14.24%

LIABILITIES:
Interest-bearing deposits	$1,095,760	$1,053,012	4.06%
Noninterest-bearing deposits	471,507	537,403	(12.26)%
Total deposits	1,567,267	1,590,415	(1.46)%

Short-term borrowings	193,746	30,901	526.99%
Long-term borrowings	217,645	102,829	111.66%
Accrued interest payable	2,716	427	536.07%
Operating lease liability	2,619	2,753	(4.87)%
Other liabilities	17,935	13,302	34.83%
TOTAL LIABILITIES	2,001,928	1,740,627	15.01%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 7,620,250 and 7,563,200 shares issued; 7,110,025 and 7,052,975 shares outstanding	42,335	42,019	0.75%
Additional paid-in capital	55,890	53,958	3.58%
Retained earnings	104,067	95,896	8.52%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(10,886)	(11,125)	2.15%
Defined benefit plan	(4,051)	(3,444)	(17.62)%
Treasury stock at cost, 510,225	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	174,540	164,489	6.11%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,176,468	$1,905,116	14.24%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change		2023	2022	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$21,720	$15,051	44.31%		$59,571	$41,709	42.83%
Investment securities:
Taxable	1,365	949	43.84%		3,870	2,550	51.76%
Tax-exempt	114	236	(51.69)%		410	594	(30.98)%
Dividend and other interest income	722	628	14.97%		1,827	1,470	24.29%
TOTAL INTEREST AND DIVIDEND INCOME	23,921	16,864	41.85%		65,678	46,323	41.78%

INTEREST EXPENSE:
Deposits	6,463	693	832.61%		14,686	2,191	570.29%
Short-term borrowings	2,412	26	n/m		6,084	29	n/m
Long-term borrowings	1,714	613	179.61%		3,892	1,871	108.02%
TOTAL INTEREST EXPENSE	10,589	1,332	694.97%		24,662	4,091	502.84%

NET INTEREST INCOME	13,332	15,532	(14.16)%		41,016	42,232	(2.88)%

Provision for loan credit losses	1,331	855	55.67%		726	1,335	(45.62)%
Provision (recovery) for off balance sheet credit exposures	41	—	n/a		(463)	—	n/a
TOTAL PROVISION FOR CREDIT LOSSES	1,372	855	60.47%		263	1,335	(80.30)%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	11,960	14,677	(18.51)%		40,753	40,897	(0.35)%

NON-INTEREST INCOME:
Service charges	545	559	(2.50)%		1,557	1,563	(0.38)%
Debt securities losses, available for sale	(78)	(156)	50.00%		(158)	(168)	5.95%
Net equity securities losses	(36)	(55)	34.55%		(35)	(158)	77.85%
Bank-owned life insurance	170	170	—%		892	501	78.04%
Gain on sale of loans	290	294	(1.36)%	.	765	905	(15.47)%
Insurance commissions	136	109	24.77%		416	386	7.77%
Brokerage commissions	142	142	—%		448	500	(10.40)%
Loan broker income	241	438	(44.98)%		728	1,350	(46.07)%
Debit card income	320	344	(6.98)%		995	1,080	(7.87)%
Other	145	238	(39.08)%		546	673	(18.87)%
TOTAL NON-INTEREST INCOME	1,875	2,083	(9.99)%		6,154	6,632	(7.21)%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,290	6,016	4.55%		18,778	18,421	1.94%
Occupancy	784	730	7.40%		2,422	2,380	1.76%
Furniture and equipment	867	816	6.25%		2,503	2,454	2.00%
Software amortization	237	188	26.06%		593	660	(10.15)%
Pennsylvania shares tax	280	334	(16.17)%		807	1,119	(27.88)%
Professional fees	719	626	14.86%		2,313	1,746	32.47%
Federal Deposit Insurance Corporation deposit insurance	425	260	63.46%		1,122	690	62.61%
Marketing	167	151	10.60%		594	435	36.55%
Intangible amortization	25	34	(26.47)%		92	119	(22.69)%
Other	1,378	1,165	18.28%		4,275	3,723	14.83%
TOTAL NON-INTEREST EXPENSE	11,172	10,320	8.26%		33,499	31,747	5.52%
INCOME BEFORE INCOME TAX PROVISION	2,663	6,440	(58.65)%		13,408	15,782	(15.04)%
INCOME TAX PROVISION	439	1,190	(63.11)%		2,355	2,869	(17.92)%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$2,224	$5,250	(57.64)%		$11,053	$12,913	(14.40)%
EARNINGS PER SHARE - BASIC	$0.31	$0.74	(58.11)%		$1.56	$1.83	(14.75)%
EARNINGS PER SHARE - DILUTED	$0.31	$0.74	(58.11)%		$1.53	$1.83	(16.39)%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,072,440	7,051,228	0.30%		7,064,336	7,060,871	0.05%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,228,940	7,051,228	2.52%		7,220,836	7,060,871	2.27%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	September 30, 2023			September 30, 2022
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$68,243	$462	2.69%	$58,735	$394	2.66%
All other loans	1,730,669	21,355	4.90%	1,463,330	14,740	4.00%
Total loans (2)	1,798,912	21,817	4.81%	1,522,065	15,134	3.94%

Federal funds sold	—	—	—%	33,641	218	2.57%

Taxable securities	193,019	1,945	4.09%	159,721	1,158	2.94%
Tax-exempt securities (3)	20,777	144	2.81%	49,177	299	2.47%
Total securities	213,796	2,089	3.96%	208,898	1,457	2.83%

Interest-bearing balances in other financial institutions	11,868	142	4.75%	34,202	201	2.33%

Total interest-earning assets	2,024,576	24,048	4.72%	1,798,806	17,010	3.76%

Other assets	131,451			130,576

TOTAL ASSETS	$2,156,027			$1,929,382

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$225,357	181	0.32%	$249,083	26	0.04%
Super Now deposits	244,387	1,174	1.91%	405,173	287	0.28%
Money market deposits	294,006	1,862	2.51%	287,660	200	0.28%
Time deposits	342,450	3,246	3.76%	148,968	180	0.48%
Total interest-bearing deposits	1,106,200	6,463	2.32%	1,090,884	693	0.25%

Short-term borrowings	173,364	2,412	5.52%	8,062	26	1.23%
Long-term borrowings	204,901	1,714	3.32%	109,269	613	2.23%
Total borrowings	378,265	4,126	4.33%	117,331	639	2.16%

Total interest-bearing liabilities	1,484,465	10,589	2.83%	1,208,215	1,332	0.44%

Demand deposits	471,494			533,681
Other liabilities	24,193			21,008
Shareholders’ equity	175,875			166,478

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,156,027			$1,929,382
Interest rate spread (3)			1.89%			3.32%
Net interest income/margin (3)		$13,459	2.65%		$15,678	3.47%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended September 30,
	2023	2022
Total interest income	$23,921	$16,864
Total interest expense	10,589	1,332
Net interest income (GAAP)	13,332	15,532
Tax equivalent adjustment	127	146
Net interest income (fully taxable equivalent) (non-GAAP)	$13,459	$15,678

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Nine Months Ended
	September 30, 2023			September 30, 2022
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$66,372	$1,371	2.76%	$53,269	$1,033	2.59%
All other loans	1,668,596	58,488	4.69%	1,403,504	40,893	3.90%
Total loans (2)	1,734,968	59,859	4.61%	1,456,773	41,926	3.85%

Federal funds sold	—	—	—%	43,938	465	1.41%

Taxable securities	188,477	5,331	3.78%	152,937	3,126	2.76%
Tax-exempt securities (3)	25,837	519	2.69%	45,357	752	2.24%
Total securities	214,314	5,850	3.65%	198,294	3,878	2.64%

Interest-bearing balances in other financial institutions	10,619	366	4.61%	97,520	429	0.59%

Total interest-earning assets	1,959,901	66,075	4.41%	1,796,525	46,698	3.48%

Other assets	132,133			129,048

TOTAL ASSETS	$2,092,034			$1,925,573

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$233,784	456	0.26%	$246,063	72	0.04%
Super Now deposits	293,636	3,026	1.38%	388,149	721	0.25%
Money market deposits	292,490	4,807	2.20%	296,998	596	0.27%
Time deposits	264,855	6,397	3.23%	167,876	802	0.64%
Total interest-bearing deposits	1,084,765	14,686	1.81%	1,099,086	2,191	0.27%

Short-term borrowings	155,136	6,084	5.26%	6,308	29	0.59%
Long-term borrowings	169,276	3,892	3.07%	112,457	1,871	2.22%
Total borrowings	324,412	9,976	4.12%	118,765	1,900	2.14%

Total interest-bearing liabilities	1,409,177	24,662	2.34%	1,217,851	4,091	0.45%

Demand deposits	484,662			519,599
Other liabilities	26,334			23,814
Shareholders’ equity	171,861			164,309

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,092,034			$1,925,573
Interest rate spread (3)			2.07%			3.03%
Net interest income/margin (3)		$41,413	2.82%		$42,607	3.17%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Nine Months Ended September 30,
	2023	2022
Total interest income	$65,678	$46,323
Total interest expense	24,662	4,091
Net interest income	41,016	42,232
Tax equivalent adjustment	397	375
Net interest income (fully taxable equivalent) (non-GAAP)	$41,413	$42,607

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Operating Data
Net income	$2,224	$4,171	$4,658	$4,509	$5,250
Net interest income	13,332	13,386	14,298	15,548	15,532
Provision (recovery) for credit losses	1,372	(1,180)	71	575	855
Net security losses	(114)	(39)	(40)	(39)	(211)
Non-interest income, excluding net security losses	1,989	2,061	2,297	2,120	2,294
Non-interest expense	11,172	11,429	10,898	11,251	10,320

Performance Statistics
Net interest margin	2.65%	2.77%	3.10%	3.42%	3.47%
Annualized return on average assets	0.41%	0.80%	0.92%	0.92%	1.09%
Annualized return on average equity	5.06%	9.53%	11.12%	10.92%	12.61%
Annualized net loan charge-offs (recoveries) to average loans	0.01%	(0.11)%	0.03%	0.04%	0.01%
Net charge-offs (recoveries)	33	(472)	123	149	37
Efficiency ratio	72.76%	73.78%	65.46%	59.79%	57.70%

Per Share Data
Basic earnings per share	$0.31	$0.59	$0.66	$0.64	$0.74
Diluted earnings per share	0.31	0.59	0.64	0.64	0.74
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	24.55	24.70	24.64	23.76	23.32
Common stock price:
High	27.17	27.34	27.77	26.89	24.29
Low	20.70	21.95	21.90	23.15	22.02
Close	21.08	25.03	23.10	26.62	22.91
Weighted average common shares:
Basic	7,072	7,062	7,058	7,055	7,051
Fully Diluted	7,229	7,062	7,334	7,055	7,051
End-of-period common shares:
Issued	7,620	7,574	7,570	7,567	7,563
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands)	Quarter Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Financial Condition Data:
General
Total assets	$2,176,468	$2,135,319	$2,065,143	$2,000,080	$1,905,116
Loans, net	1,805,571	1,757,811	1,688,289	1,624,094	1,545,489
Goodwill	16,450	16,450	16,450	16,450	17,104
Intangibles	235	260	292	327	361
Total deposits	1,567,267	1,553,757	1,638,835	1,556,460	1,590,415
Noninterest-bearing	471,507	475,937	502,352	519,063	537,403
Savings	226,897	229,108	239,526	247,952	249,532
NOW	220,730	238,353	363,548	372,574	392,140
Money Market	291,889	296,957	300,273	270,589	268,532
Time Deposits	249,550	226,224	191,203	137,949	137,348
Brokered Deposits	106,694	87,178	41,933	8,333	5,460
Total interest-bearing deposits	1,095,760	1,077,820	1,136,483	1,037,397	1,053,012

Core deposits*	1,211,023	1,240,355	1,405,699	1,410,178	1,447,607
Shareholders’ equity	174,540	174,402	173,970	167,665	164,489

Asset Quality
Non-performing loans	$3,683	$4,276	$4,766	$4,890	$5,743
Non-performing loans to total assets	0.17%	0.20%	0.23%	0.24%	0.30%
Allowance for loan losses	12,890	11,592	11,734	15,637	15,211
Allowance for loan losses to total loans	0.71%	0.66%	0.69%	0.95%	0.97%
Allowance for loan losses to non-performing loans	349.99%	271.09%	246.20%	319.78%	264.86%
Non-performing loans to total loans	0.20%	0.24%	0.28%	0.30%	0.37%

Capitalization
Shareholders’ equity to total assets	8.02%	8.17%	8.42%	8.40%	8.63%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in Thousands, Except Per Share Data)	2023	2022	2023	2022
GAAP net income	$2,224	$5,250	$11,053	$12,913
Net securities losses, net of tax	90	167	152	258
Non-GAAP core earnings	$2,314	$5,417	$11,205	$13,171

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Return on average assets (ROA)	0.41%	1.09%	0.70%	0.89%
Net securities losses, net of tax	0.02%	0.03%	0.01%	0.02%
Non-GAAP core ROA	0.43%	1.12%	0.71%	0.91%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Return on average equity (ROE)	5.06%	12.61%	8.58%	10.48%
Net securities losses, net of tax	0.20%	0.41%	0.11%	0.21%
Non-GAAP core ROE	5.26%	13.02%	8.69%	10.69%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic earnings per share (EPS)	$0.31	$0.74	$1.56	$1.83
Net securities losses, net of tax	0.02	0.03	0.03	0.04
Non-GAAP basic core EPS	$0.33	$0.77	$1.59	$1.87

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Diluted EPS	$0.31	$0.74	$1.53	$1.83
Net securities losses, net of tax	0.01	0.03	0.02	0.04
Non-GAAP diluted core EPS	$0.32	$0.77	$1.55	$1.87